Exhibit 10.24
Farm Credit Services of America
SECOND AMENDMENT TO CREDIT AGREEMENT
This Second Amendment to Credit Agreement (“Amendment”) is made and entered into effective the 8th day of May, 2007, by and between the undersigned (hereinafter referred to as “Borrower”) and Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA (hereinafter referred to as “Lender”) to amend and modify the Credit Agreement dated August 25, 2006 (hereinafter referred to as the “Credit Agreement”). The Credit Agreement and underlying Loan Documents are modified only to the extent necessary to give effect to the terms of this Amendment, and the remaining terms of said Loan Documents, not otherwise inconsistent herewith, are ratified by the parties. Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.
In consideration of the mutual agreements, provisions and covenants herein contained, and furthermore to induce Lender to consider financial accommodations for the Borrower under the terms and provisions of the Credit Agreement, the parties hereby agree as follows:
The following definition is added to Article 1:
‘Tax Increment Revenue Bonds’ shall mean those bonds to be issued pursuant to a redevelopment project with the Village of Adams, Nebraska.
Section 2.1 Credit Facility A is amended to limit Advances to $15,000,000.00 until Borrower has received additional equity capital of $3,000,000.00 through the sale of Tax Increment Revenue Bonds, or equity investment.
Section 2.2 Credit Facility B is amended to permit Borrower to immediately draw Advances, but Advances will be limited to $3,000,000.00 until Credit Facility A has been Advanced in its entirety.
Section 2.3 Credit Facility C is amended to read as follows:
Section 2.3 Credit Facility C. Lender agrees to advance sums to Borrower up to the amount of $10,000,000.00 (Maximum Principal Balance), until February 1, 2008 (Final Advancement Date). Each Advance made will reduce the funds available for future advances by the amount of the Advance. Repayments of principal will be available for subsequent Advances. The proceeds of said Loan will be used by Borrower for the financing of eligible inventory and receivables, and commodity hedging activity (Purpose) and Borrower agrees not to request or use such proceeds for any other purpose.
(a) Interest. Borrower hereby promises to pay interest on the principal indebtedness outstanding from time to time on each Advance from and including the date of such Advance and otherwise in accordance with statements issued by Lender. Interest shall be payable on the following dates, each such date an “Interest Payment Date”, provided that interest accruing at the Default Rate, if applicable, shall be payable on demand.
Said interest shall be payable on the 1st day of each month at the following rate per annum.
Libor Rate Libor Rate interest shall accrue from the date of each Advance at a variable rate per annum equivalent to the Libor Short Term Index Rate plus 3.05% (the ‘Variable Rate’). Interest rate shall be adjusted higher or lower on May 15, 2007 and every month thereafter with any change in the Libor Rate and this higher or lower rate will thereafter apply to the outstanding principal indebtedness and remain in effect until a different rate of interest is established. The amount of any subsequent payments will be increased or decreased accordingly to reflect the different rate of interest without in any manner changing the due date of the payments. There is no limitation on the frequency or the amount of the change in the interest rate.
The Libor Short Term Index Rate is the three-month London InterBank Offered Rates in the London market based on the Libor rate published on the last business day of the month as published in the Wall Street Journal, rounded to the nearest 0.05%.
( b ) Principal. Borrower hereby promises to pay principal, plus all accrued interest and any unpaid fees, costs or expenses in full on February 1, 2008.

The following Sections are amended to read as follows:
Section 2.5.1 Origination Fee. Borrower agreed to pay Lender for structuring the Loan the fee set forth in the separate fee letter agreement executed by the Borrower and the Lender dated November 14, 2005. Borrower did receive credit towards any fees for any amounts previously paid to Lender.
Borrower agrees to pay Lender a $50,000.00 fee for re-structuring Credit Facility C which is due at execution of this Second Amendment to the Credit Agreement.
Section 2.5.3 Non-Use Fee. Borrower agrees to pay Lender an additional fee in the event that the average outstanding principal balance on Credit Facility B or Credit Facility C is less than the Maximum Available Principal Balance of said facilities. This fee will be equal to .5% per annum of the difference between the Maximum Available Principal Balance and the actual usage. The actual usage will be calculated as the average outstanding principal balance for each 3 month period beginning with the execution of this Second Amendment to the Credit Agreement for Credit Facility B and Credit Facility C (Beginning Dates). The fee shall be due and payable on the first calendar quarter following the Beginning Date and on the first of each quarter thereafter.
Section 3.3.8 Expenditure of Equity and Other Funds. Borrower has provided documentation acceptable to Lender evidencing Borrower’s expenditure of a minimum of $50,360,000.00 in equity, grants, seed capital with respect to the cost of land acquisition, construction costs, organization costs, financing costs, and pre-production period costs.
Section 3.2.11 Invested Equity. Borrower shall have provided Lender with evidence of funding from invested equity capital, non-repayable grants and tax increment financing of at least $50,360,000.00.
Section 6.7.2 Periodic Financial Statements. As soon as available, beginning with the month ending May 31, 2007, and in no event later than 30 days after the end of each month thereafter (excluding the last month of Borrower’s fiscal year) a consolidated balance sheet and consolidated income statement and for year-to-date since the last fiscal year end, such report certified complete and correct from a source acceptable to Lender.
Section 6.7.3 Additional Information. Such other information respecting the condition or operations, financial or otherwise of Borrower or such other information relating to Borrower as any Lender may from time to time reasonably request. Information to include, but not limited to, all commodity brokerage statements from commissioned risk management providers.
Section 6.7.4 Borrowing Base. The Borrower agrees to maintain a minimum margin between the value and advance rate of certain secured assets and the amount of certain liabilities (Borrowing Base). Said margin will be computed according to a revised Borrowing Base Report, an example of which is attached to the Second Amendment to the Credit Agreement dated May 8, 2007 as Exhibit D.
Borrower agrees to provide Lender with such Borrowing Base Report monthly (Reporting Period), or more often at the discretion of Lender, during the term of the Loan(s), commencing with the month ending May 31, 2007. Said Borrowing Base Report shall be dated the 1st day of the Reporting Period (Report Date) and reflect true and accurate inventory of Borrowing Base Assets and Borrowing Base Liabilities current through the end of the Reporting Period. Said Borrowing Base Report shall be completed by Borrower and provided to Lender no later than the 20th day following the Report Date, by ordinary mail or electronic transmission and shall be in default if not provided within 30 days after said Report Date.
THE TOTAL BORROWING BASE LIABILITIES SHALL NOT EXCEED THE BORROWING VALUE OF THE TOTAL BORROWING BASE ASSETS.
Upon receipt of the Borrowing Base Report, Lender will determine the Borrower’s credit availability based on the value of the inventory and assets owned by Borrower on each Report Date and whether Borrower is in compliance with their Borrowing Base. Should the total Borrowing Base Liabilities exceed the Borrowing value of Borrowing Base Assets, Borrower agrees to restore compliance with the Borrowing Base margin within 30 days from the Report Date and that during said restoration period Lender may advance credit to Borrower as Lender may deem adequate to protect its collateral. It is agreed that if Borrower cannot, or will not, reduce the Total Borrowing Base Liabilities to an amount equal to or less than the borrowing value of the Total Borrowing Base Assets within said restoration period, Lender may deem said failure to be a material breach of this Agreement and an Event of Default.

Section 6.10.1 Working Capital. Beginning with the month-end that is six months after Substantial Completion occurs, Borrower agrees to maintain working capital (current assets, plus the un-advanced portion of Loan Facility B minus current liabilities) of not less than $5,000,000.00, increasing to $5,500,000.00 at fiscal year end 2008 and thereafter.
Section 7.8 Indebtedness. The Borrower will not create, incur, assume, guaranty, permit or suffer to exist any indebtedness or otherwise become liable with respect to the obligations or liabilities of any person or entity except: indebtedness of Borrower arising under this Credit Agreement; indebtedness existing prior to the date of this Agreement that has been disclosed in writing to Lender; debt subordinated in form and substance reasonably acceptable to Lender; trade payables of Borrower incurred in the ordinary course of business; and except such additional debt obligations or total capitalized and/or operating lease obligations as may be listed herein or which do not exceed in the aggregate the sum of $1,000,000.00.
The following Sections are hereby added to the Credit Agreement:
Section 3.4.6 Additional Equity. Borrower’s receipt of an additional $3,000,000.00 of equity investment or bond revenue for Advances on Loan Facility A in excess of $15,000,000.00.
Section 6.7.5 Production Report. As soon as available, beginning with the month in which ethanol production commences, and in no event later than 30 days after the end of each month thereafter a report of all Borrower’s production of ethanol for that month and for year-to-date since the last fiscal year end, such report certified complete and correct from a source acceptable to Lender.
Section 6.7.6 Position Report. As soon as available, beginning with month ending May 31, 2007, and in no event later than 30 days after the end of each month thereafter, a Position Report for that month, such report certified complete and correct from a source acceptable to Lender.
Lender hereby waives any Default or Event of Default that may arise or may have arisen solely as a result of the Borrower’s failure to comply with the following described provisions in the Credit Agreement in connection with the execution of bond documents relating to the Tax Increment Revenue Bonds and notwithstanding anything to the contrary contained in the Credit Agreement, the Lender hereby consents to Borrower obtaining tax increment financing under agreements by which Borrower shall guaranty repayment of the bonds and provide subordinate liens in connection therewith. Sections 7.7, 7.8, 7.9 and 7.10 are accordingly amended to give effect to this consent.
Borrower hereby represents and warrants to the Lender that, after giving effect to this Amendment, (i) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents and (ii) the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).
Borrower hereby ratifies the Credit Agreement and acknowledges and reaffirms (i) that it is bound by all terms of the Credit Agreement applicable to it and (ii) that it is responsible for the observance and full performance of its respective obligations.
Borrower hereby certifies that the person(s) executing this Amendment on behalf of Borrower is/are duly authorized to execute such document in behalf of Borrower and that there have been no changes in the name, ownership, control, organizational documents, or legal status of the Borrower since the last application, loan, or loan servicing action; that all resolutions, powers and authorities remain in full force and effect, and that the information provided by Borrower is and remains true and correct.
This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.
THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEBRASKA.
This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
IN WITNESS WHEREOF, the parties hereto have set their hand effective the day and year first above written.

The Internal Revenue Service does not require your consent to any provision of this document other than the following certification required to avoid backup withholding. Under penalties of perjury, I/we certify that the Taxpayer Identification Number shown herein is correct and that I/we am/are not subject to backup withholding either because I/we are exempt, have not been notified that I/we are subject to backup withholding due to failure of reporting interest or dividends, or the Internal Revenue Service has notified me/us that I/we am/are no longer subject to backup withholding. I/we am/are a U.S. person (including U.S. resident alien):
        E Energy Adams, LLC             20-2627531
BORROWER:
E Energy Adams, LLC

By:	/s/ Jack L. Alderman
Jack L. Alderman, President

By:	/s/ Dennis L. Boesiger
Dennis L. Boesiger, Secretary
Address for Notice: 510 Main Street, Adams, NE 68301
LENDER:
Farm Credit Services of America, FLCA
Farm Credit Services of America, PCA

By:
Shane Frahm, Vice President
Address for Notice: 5015 South 118th Street, Omaha, NE 68137

Exhibit “D”
Seasonal Borrowing Base Report

E Energy Adams, LLC	← For Period Ending
For purposes hereof, ELIGIBLE INVENTORY shall mean inventory which: (a) is of a type shown below; (b) is owned by the borrower and not held by the borrower on consignment or similar basis; (c) is not subject to a lien except in favor of Farm Credit Services of America; (d) is in commercially marketable condition; and (e) is not deemed ineligible by Farm Credit Services of America. Furthermore, market price shall mean the commodity FOB at the plant. For purposes hereof, ELIGIBLE RECEIVABLES shall mean rights to payment for goods sold and delivered or for services rendered which: (a) are not subject to any dispute, set-off, or counterclaim; (b) are not owing by an account debtor that is subject to a bankruptcy, reorganization, receivership or like proceeding; (c) are not subject to a lien in favor of any third party, other than liens authorized by Farm Credit Services of America in writing; (d) are not owing by an account debtor that is owned or controlled by the borrower; (e) are not deemed ineligible by Farm CreditServices of America; and (f) are less than 10 days past due.

			Advance
Line	Type of Eligible Inventory	Amount/Price/Value	Rate	Collateral Value
1	Corn Inventory (bushels)
2	Corn Price (lower of cost or market- $/bu)
3	Corn Value (Line 1 x Line 2)	$0.00	90%	$0.00
4	Less All Grain Payables (if applicable to above corn)		-100%	$0.00

5	DDGS Inventory (tons)
6	DDGS Price (market- $/ton)
7	DDGS Value (Line 5 x Line 6)	$0.00	65%	$0.00

8	WDGS Inventory (tons)
9	WDGS Price (market- $/ton)
10	WDGS Value (Line 8 x Line 9)	$0.00	65%	$0.00

11	Ethanol Inventory (gallon)
12	Ethanol Price (market- $/gallon)
13	Ethanol Value (Line 11 x Line 12)	$0.00	75%	$0.00

14	Net Value of Commodity Account		95%	$0.00

	Type of Eligible Receivables
15	Ethanol Receivables less than 10 days Past Due		80%	$0.00
16	DDGS & WDGS Receivables less than 10 days Past Due		80%	$0.00
17		Total Borrowing Base —>		$0.00

18	Less: Book Overdraft(s)		100%	$0.00
19	Less: Outstanding Balance of Loan(s)		100%	$0.00
20	Less: Issued Letters of Credit		100%	$0.00

21		Total Deducts (Lines 17+18+19) —>		$0.00
22	EXCESS OR DEFICIT* (Line 16-Line 20) -->			$0.00

*	NOTE: If a deficit exists, funds must be remitted to Farm Credit Services of America within 5 business days of month end.
I HEREBY CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THIS INFORMATION IS TRUE AND CORRECT.

Authorized Signature	Title	Date

Printed Name: